                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              RENT-A-CENTER, INC.,

                          RENT-A-CENTER HOLDINGS, INC.

                                       AND

                              RAC MERGER SUB, INC.









                             DATED DECEMBER 30, 2002



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                                TABLE OF CONTENTS

                                                                                                                 PAGE

ARTICLE I  THE MERGER.............................................................................................2

   Section 1.1.  The Merger.......................................................................................2

   Section 1.2.  Effective Time...................................................................................2

   Section 1.3.  Certificate Of Incorporation.....................................................................3

   Section 1.4.  Bylaws...........................................................................................3

   Section 1.5.  Directors........................................................................................3

   Section 1.6.  Officers.........................................................................................4

   Section 1.7.  Additional Actions...............................................................................4

   Section 1.8.  Conversion Of Securities.........................................................................4

   Section 1.9.  No Surrender Of Certificates.....................................................................5

ARTICLE II  ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER.....................................................5

   Section 2.1.  Company Indebtedness.............................................................................5

   Section 2.2.  Assumption Of Employee Benefit Plans.............................................................5

   Section 2.3.  Reservation Of Shares............................................................................6

ARTICLE III  CONDITIONS OF MERGER.................................................................................6

   Section 3.1.  Conditions Precedent.............................................................................6

ARTICLE IV  COVENANTS.............................................................................................7

   Section 4.1.  Holdings Charter and Bylaws......................................................................7

   Section 4.2.  Directors of Holdings............................................................................7

   Section 4.3.  Employee Benefit Plans...........................................................................7

ARTICLE V  TERMINATION AND AMENDMENT..............................................................................7

   Section 5.1.  Termination......................................................................................7

   Section 5.2.  Amendments.......................................................................................7

ARTICLE VI  MISCELLANEOUS PROVISIONS..............................................................................7

   Section 6.1.  Governing Law....................................................................................7

   Section 6.2.  Counterparts.....................................................................................8

   Section 6.3.  Entire Agreement.................................................................................8




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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT"), is entered into on December 30, 2002, by and among Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), Rent-A-Center Holdings, Inc., a Delaware corporation ("HOLDINGS") and a direct, wholly owned subsidiary of the Company, and RAC Merger Sub, Inc., a Delaware corporation ("MERGER SUB") and a direct, wholly owned subsidiary of Holdings.

                                    RECITALS

         WHEREAS, as of December 27, 2002, the Company's authorized capital stock consisted of (i) 125,000,000 shares of common stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), of which 34,927,718 shares were issued and outstanding and 4,599,269 shares were held in the Company's treasury; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which, (a) 400,000 shares have been designated as Series A Preferred Stock (the "COMPANY SERIES A PREFERRED STOCK"), of which two shares were issued and outstanding, and
(b) 4,600,000 shares were undesignated; and

         WHEREAS, immediately prior to the Effective Time (as defined below), Holdings' authorized capital stock consisted of (i) 125,000,000 shares of common stock, par value $0.01 per share (the "HOLDINGS COMMON STOCK"), of which 1,000 shares were issued and outstanding and owned by the Company; and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which (a) 400,000 shares have been designated as Series A Preferred Stock (the "HOLDINGS SERIES A PREFERRED STOCK"), none of which were issued and outstanding, and (b) 4,600,000 shares were undesignated; and

         WHEREAS, immediately prior to the Effective Time, Merger Sub's authorized capital stock consisted of 1,000 shares of common stock, par value $1.00 per share, (the "MERGER SUB COMMON STOCK"), of which 1,000 shares were issued and outstanding and owned by Holdings; and

         WHEREAS, the designations, rights and preferences, and the qualifications, limitations and restrictions of the Holdings Common Stock and the Holdings Series A Preferred Stock are identical to those of the Company Common Stock and the Company Series A Preferred Stock, respectively; and

         WHEREAS, the certificate of incorporation of Holdings (the "HOLDINGS CHARTER") and the bylaws of Holdings (the "HOLDINGS BYLAWS") in effect immediately after the Effective Time will contain provisions identical to the Second Restated Certificate of Incorporation of the Company (the "COMPANY CHARTER") and the Amended and Restated Bylaws of the Company (the "COMPANY BYLAWS") in effect immediately prior to the Effective Time (other than as required or permitted by Section 251(g) of the Delaware General Corporation Law (the "DGCL")); and

         WHEREAS, the directors of the Company immediately prior to the Effective Time will be the directors of Holdings as of the Effective Time; and




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         WHEREAS, Holdings and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions contemplated herein and have nominal assets and liabilities, if any; and

         WHEREAS, the Company desires to create a holding company organizational structure by merging Merger Sub with and into the Company, with (i) the Company continuing as the surviving corporation of such merger and becoming a wholly owned subsidiary of Holdings; (ii) each outstanding share (or any fraction thereof) of the Company Common Stock being converted in such merger into a like number of shares of the Holdings Common Stock; and (iii) each outstanding share (or any fraction thereof) of the Company Series A Preferred Stock being converted in such merger into a like number of shares of the Holdings Series A Preferred Stock, all in accordance with the terms of this Agreement (the "MERGER"); and

         WHEREAS, the purpose of creating the holding company structure is to better reflect the operating practices and methods of the Company and to yield economies in operations and otherwise; and

         WHEREAS, the boards of directors of Holdings, Merger Sub and the Company have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, BE IT RESOLVED, that, in consideration of the premises and the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Holdings and Merger Sub, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1. THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION") and become a wholly owned subsidiary of Holdings. At the Effective Time, the effects of the Merger shall be as provided in Section 259 of the DGCL. It is the intent of the parties that Holdings, as of the Effective Time, be deemed a "successor issuer" for purposes of continuing offerings of securities pursuant to registration statements of the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and for registration and reporting purposes under the Securities Exchange Act of 1934, as amended. For Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Sections 351 and 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         SECTION 1.2. EFFECTIVE TIME. As soon as practicable on or after the date hereof, the parties shall cause this Agreement, or a certificate of merger in lieu of filing this Agreement, executed in accordance with the relevant provisions of the DGCL, to be filed with the Secretary of State of Delaware and shall make all other filings or recordings required under the DGCL to






                                       2
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effectuate the Merger. The Merger shall become effective as of 8:00 a.m. Eastern
Time on December 31, 2002 or as the parties shall otherwise agree (such date and time being referred to herein as the "EFFECTIVE TIME").

         SECTION 1.3. CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Company Charter, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CORPORATION CHARTER") until thereafter amended as provided therein or by the DGCL, except as follows:

         (a) Article First thereof shall be amended so as to read in its entirety as follows:

                  "FIRST: The name of the corporation is Rent-A-Center East, Inc."

         (b) Article Fourth thereof shall be amended so as to read in its entirety as follows:

                  "FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, having a par value of $0.01 per share (the "COMMON STOCK")."

         (c) A new Article Eleventh shall be added thereto which shall be and read in its entirety as follows:

                  "ELEVENTH: Vote of Stockholders of Rent-A-Center, Inc. Required to Approve Certain Actions.

                  Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or this Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to and in accordance with
                  Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Rent-A-Center, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the DGCL or this Restated Certificate of Incorporation."

         SECTION 1.4. BYLAWS. From and after the Effective Time, the Company Bylaws, as in effect immediately prior to the Effective Time, shall constitute the Bylaws of the Surviving Corporation (the "SURVIVING CORPORATION BYLAWS") until thereafter amended as provided therein or by applicable law, except that all references in the Surviving Corporation Bylaws to "Rent-A-Center, Inc." shall be changed to "Rent-A-Center East, Inc."

         SECTION 1.5. DIRECTORS. The directors of the Company in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation Bylaws, or as otherwise provided by law.



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         SECTION 1.6. OFFICERS. The executive officers of the Company in office immediately prior to the Effective Time shall be the executive officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation Bylaws, or as otherwise provided by law.

         SECTION 1.7. ADDITIONAL ACTIONS. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions as may be necessary, advisable or appropriate in order to effectuate the Merger, which shall include executing and delivering an Assignment and Assumption Agreement (the "ASSUMPTION AGREEMENT"), in such form as the Company and Holdings determine to be appropriate to evidence the assignment to, and assumption by, Holdings of such rights, interests, obligations and liabilities as the Company and Holdings determine to be appropriate. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.8. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub, the Company or the holder of any of the following securities:

         (a) Conversion of the Company Common Stock. Each share of the Company Common Stock (or fraction of a share of the Company Common Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of the Holdings Common Stock.

         (b) Conversion of the Company Common Stock Held as Treasury Stock. Each share of the Company Common Stock (or fraction of a share of the Company Common Stock) held by the Company as treasury stock immediately prior to the Effective Time shall be converted into and thereafter represent one share (or equal fraction of a share) of the Holdings Common Stock held by the Company.

         (c) Conversion of the Company Series A Preferred Stock. Each share of the Company Series A Preferred Stock (or fraction of a share of the Company Series A Preferred Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of the Holdings Series A Preferred Stock.




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

         (d) Conversion of Capital Stock of Merger Sub. Each share of Merger Sub Common Stock (or fraction of a share of Merger Sub Common Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall, upon conversion, constitute all of the issued and outstanding shares of common stock of the Surviving Corporation, so that, following the Merger, the Surviving Corporation shall be a wholly owned subsidiary of Holdings.

         (e) Cancellation of Capital Stock of Holdings. Each share of the Holdings Common Stock owned by the Company immediately prior to the Merger shall automatically be canceled and retired and shall cease to exist.

         (f) Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing the Company Common Stock and the Company Series A Preferred Stock shall cease to have any rights as stockholders of the Company, except as provided by law; except, however, that such holders shall have the rights set forth in Section 1.9 herein.

         SECTION 1.9. NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Time, evidenced the Company Common Stock or the Company Series A Preferred Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of the Holdings Common Stock or the Holdings Series A Preferred Stock, as applicable, into which such shares of the Company Common Stock or the Company Series A Preferred Stock were converted pursuant to the provisions of Section 1.8 herein, unless otherwise determined by the board of directors of Holdings.

                                   ARTICLE II
                ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         SECTION 2.1. COMPANY INDEBTEDNESS. As of the Effective Time, with respect to the Indenture dated as of December 19, 2001, as supplemented by the First Supplemental Indenture, dated May 1, 2002, and the Second Supplemental Indenture, dated September 30, 2002 (the "INDENTURE"), among the Company, ColorTyme, Inc., a Texas corporation, Advantage Companies, Inc., a Delaware corporation, Get It Now, LLC, a Delaware limited liability company (together with ColorTyme, Inc. and Advantage Companies, Inc., the "SUBSIDIARY GUARANTORS") and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE") providing for the issuance of the Company's 11% Senior Subordinated Notes due 2008, Series D, Holdings, the Company, the Subsidiary Guarantors and the Trustee shall execute, acknowledge and deliver a supplemental indenture pursuant to which Holdings shall guarantee the Company's obligations under the Indenture, to the extent such may be deemed necessary or advisable by the Company and Holdings.

         SECTION 2.2. ASSUMPTION OF EMPLOYEE BENEFIT PLANS. Holdings and the Company shall, as of the Effective Time, execute, acknowledge and deliver the Assumption Agreement pursuant to which Holdings will, from and after the Effective Time, assume and agree to perform all obligations of the Company pursuant to the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan (the "LTIP") and certain other option agreements relating to ColorTyme, Inc., a Texas corporation (together with the LTIP, the "EQUITY COMPENSATION PLANS") and other employee benefit plans as agreed to by the officers of Holdings and the Company. As of the Effective Time, each option to purchase a share of the Company Common Stock which has been granted and is then outstanding and unexercised under the Equity Compensation Plans (an "EXISTING STOCK OPTION") shall be automatically converted into an option to purchase one share of the Holdings Common Stock at the same exercise price, for the same period and subject to substantially the same terms and conditions applicable to the relevant Existing Stock Option (each a "SUBSTITUTE OPTION" and collectively, the "SUBSTITUTE OPTIONS").

         SECTION 2.3. RESERVATION OF SHARES. On or prior to the Effective Time, Holdings will reserve sufficient authorized but unissued shares of the Holdings Common Stock to provide for the issuance of the Holdings Common Stock upon (a) the exercise of the Substitute Options or in satisfaction of other benefits payable and outstanding under the Company's Equity Compensation Plans; and/or
(b) the conversion of the Holdings Series A Preferred Stock.

                                   ARTICLE III
                              CONDITIONS OF MERGER

         SECTION 3.1. CONDITIONS PRECEDENT. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

         (a) Prior to the Effective Time, the Company shall have notified the NASDAQ National Market ("NASDAQ") of the Merger and the effects thereof and shall have received confirmation, satisfactory to the parties hereto, that no further action shall be required in connection with the quotation of the Holdings Common Stock to be issued pursuant to the Merger on NASDAQ.

         (b) Prior to the Effective Time, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

         (c) Prior to the Effective Time, Holdings, in its capacity as the sole stockholder of Merger Sub, shall have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

         (d) Prior to the Effective Time, the Company shall have received the approval of the holders of the Company Series A Preferred Stock to consummate the Merger.




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

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1. HOLDINGS CHARTER AND BYLAWS. Holdings shall take or cause to be taken all actions necessary or desirable to ensure that, as of the Effective Time, the Holdings Charter and the Holdings Bylaws contain provisions identical to the Company Charter and the Company Bylaws, respectively, immediately prior to the Effective Time (other than as required or permitted by Section 251(g) of the DGCL).

         SECTION 4.2. DIRECTORS OF HOLDINGS. Holdings shall take or cause to be taken all actions necessary or desirable to ensure that, as of the Effective Time, each person who is a member of the board of directors of the Company immediately prior to the Merger becomes or remains a director of Holdings (and are the only directors of Holdings), each of whom shall serve in accordance with the Holdings Charter and the Holdings Bylaws.

         SECTION 4.3. EMPLOYEE BENEFIT PLANS. The Company and Holdings shall take or cause to be taken all actions necessary or desirable in order for Holdings to assume the Equity Compensation Plans and to assume (or become a participating employer in) each other existing employee benefit plan, trust and agreement of the Company, with or without amendments, or to adopt comparable plans, all to the extent such may be deemed necessary or advisable by the Company and Holdings and permitted under applicable law.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

         SECTION 5.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the board of directors of the Company, or a duly authorized committee thereof, Holdings or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, Holdings or Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

         SECTION 5.2. AMENDMENTS. This Agreement may be supplemented, amended or modified by the mutual consent of the parties to this Agreement; provided, however, that, any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 6.1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.




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         SECTION 6.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 6.3. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the Company, Holdings and Merger Sub have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                       RENT-A-CENTER, INC.


                                       By: /s/ Mark E. Speese
                                          -------------------------------------
                                           Mark E. Speese
                                           Chairman of the Board and
                                           Chief Executive Officer



                                       RENT-A-CENTER HOLDINGS, INC.


                                       By: /s/ Mark E. Speese
                                          -------------------------------------
                                           Mark E. Speese
                                           Chairman of the Board and
                                           Chief Executive Officer


                                       RAC MERGER SUB, INC.


                                       By: /s/ Mark E. Speese
                                          -------------------------------------
                                           Mark E. Speese
                                           President




         I, David M. Glasgow, the Secretary of the Company, do hereby certify that (i) all of the holders of the Company Series A Preferred Stock adopted the Agreement by written consent dated December 23, 2002; and (ii) the Agreement has been adopted by the board of directors of the Company, pursuant to Subsection 251(g) of the DGCL ("SUBSECTION 251(g)") and that the conditions specified in the first sentence of Subsection 251(g) have been satisfied.



                                       /s/ David M. Glasgow
                                       ----------------------------------------
                                       David M. Glasgow
                                       Rent-A-Center Inc., Secretary





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